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Exhibit 21.1

Subsidiaries

        Theravance Biopharma US, Inc. (Delaware)

        Theravance Biopharma R&D, Inc. (Cayman Islands)

        Theravance Biopharma UK Limited (England and Wales)

        Theravance Biopharma Ireland Limited (Ireland)

        Theravance Biopharma Cayman Holdings, Inc. (Cayman Islands)

        Theravance Biopharma R&D IP, LLC (Delaware)

        Theravance Biopharma Antibiotics IP, LLC (Delaware)

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  Exhibit 21.1
Subsidiaries